UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2026

ALPHATIME ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41584	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue, Suite 938

New York, NY 10110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (347) 627-0058

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant and one right	ATMCU	N/A
Ordinary Shares, par value $0.0001 per share	ATMC	N/A
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	ATMCW	N/A
Rights, each right entitling the holder thereof to one-tenth of one ordinary share	ATMCR	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. .

On July 28, 2026, Alphatime Acquisition Corp (the “Company”) received letters of resignation from each of Li Wei and Michael Coyne, indicating their resignation as a member of the Board of Directors (the “Board”) of the Company and each committee he or she served on, effective on July 28, 2026. Each of Ms. Wei and Mr. Coyne’s resignation was due to personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Also on July 28, 2026, the Board appointed Mr. Pua Chee Aun as a Class II director with a term expiring at the second annual meeting of shareholders, and Mr. Lee Seongil as a Class III director, with a term expiring at the third annual meeting of shareholders. The Board has determined that each of Mr. Pua and Mr. Lee is an independent director under the Nasdaq Stock Market Rules. Each of Mr. Pua and Mr. Lee were also appointed as members of the Audit Committee and the Compensation Committee, with Mr. Lee serving as the Chair Audit Committee and Mr. Pua serving as the chair of the Compensation Committee.

Seongil Lee, age 56, has served as Head of the Korean branch of UNIGO Co., Ltd. since February 2026. From January 2015 to February 2026, Mr. Lee served as Head of Overseas Operations of the Hallyu Selection Organizing Committee, a Seoul-based organization. From December 2012 to August 2015, Mr. Lee served as the representative of YOU & I Tour, a travel services company. From July 2005 to October 2012, Mr. Lee served as Branch Manager of ESTIA (Shanghai) Co., Ltd. Mr. Lee received a bachelor’s degree in economics from Chungnam National University in 1992 and a master’s degree in economics from Tokyo Keizai University in 2003. We believe Mr. Lee is well qualified to serve as a director due to his experience in the financial markets.

Chee Aun Pua, age 52, has served as Business Development Director of Unitour (Malaysia) Sdn Bhd, a travel agency, since January 2026. From January 2013 to December 2025, Mr. Pua served as a Tour Manager & Tour Leader at Orchid Dynasty Travel & Tours Sdn Bhd. From 2009 to 2013, Mr. Pua served as Business Development Manager at Columbia MM2H Sdn Bhd. From 1996 to 2009, Mr. Pua served as Tour Guide & Tour Leader at Columbia Leisure Sdn Bhd. Mr. Pua received a Diploma in Accounting from LCCI. We believe Mr. Pua is well qualified to serve as a director due to his relationships in the Asian market.

None of our directors, including Mr. Pua and Mr. Lee, receive any cash compensation for services rendered to us. There are no arrangements or understandings between each of Mr. Pua and Mr. Lee and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between each of Mr. Pua and Mr. Lee and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATIME ACQUISITION CORP

	By:	/s/ Gan Kim Hai
	Name:	Gan Kim Hai
	Title:	Chief Executive Officer

Dated: July 31, 2026